EXHIBIT 10.50

PARTNERSHIP INTEREST PLEDGE AGREEMENT

MADE BY

ELDORADO SHREVEPORT #2, LLC

in favor of

U.S. BANK NATIONAL ASSOCIATION

As Trustee and Collateral Agent

July 22, 2005

PARTNERSHIP INTEREST PLEDGE AGREEMENT

THIS PARTNERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) is made as of July 22, 2005 by ELDORADO SHREVEPORT #2, LLC, a Nevada limited liability company, with principal offices at c/o Eldorado Resorts LLC, 345 North Virginia Street, Reno, Nevada 89501 and c/o Eldorado Casino Shreveport Joint Venture, 451 Clyde Fant Street, Shreveport, Louisiana 71101 (“Pledgor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, with offices at c/o Corporate Trust Services, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, as Indenture Trustee and Collateral Agent acting on behalf of the Holders of the Notes under (and as defined in) the Amended and Restated Indenture described below (in such capacity “Secured Party”).

RECITALS

A. Eldorado Casino Shreveport Joint Venture, a Louisiana general partnership, acting under its prior name Hollywood Casino Shreveport (“Partnership” or “Eldorado Casino Shreveport”) and Shreveport Capital Corporation, a Louisiana corporation (“Capital”, and together with Partnership, the “Original Issuers”), and certain Guarantors that are signatory to the Original Indenture entered into an Indenture dated as of August 10, 1999 (the “Original Indenture”) with State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “ Original Trustee”), as trustee, for the holders of the Original Notes under the Original Indenture, pursuant to which the Original Issuers issued $150,000,000 of their 13% First Mortgage Notes due 2006 with Contingent Interest (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Original Notes”).

B. To secure Original Issuers’ obligations under the Original Indenture and the Original Notes, HCS II, Inc., a Louisiana corporation (“Original Pledgor”), as predecessor in interest to Pledgor entered into, among other collateral grants, a Partnership Interest Pledge Agreement (“Original HCS II Pledge Agreement”) dated as of August 10, 1999, pursuant to which Original Pledgor granted to Original Trustee a security interest in the Collateral defined therein. The security interest granted under the Original HCS II Pledge Agreement was perfected by the following filed financing statements: UCC-1 Financing Statement filed in Caddo Parish, Louisiana on August 23, 1999 as Instrument No. 09-979695; UCC-1 Financing Statement filed in Caddo Parish, Louisiana on August 23, 1999 as Instrument No. 09-979696; UCC-1 Financing Statement filed with the Texas Secretary of State on August 18, 1999 as Instrument No. 99-00167066 (collectively, the “Original Financing Statements”). Each of the Original Financing Statements was continued by timely filed continuation amendment or re-filed in Louisiana as an out of jurisdiction filing under UCC-9-706 and is in full force and effect. Trustee is successor by substitution to Original Trustee and in such capacity is the Secured Party under the Original HCS II Pledge Agreement.

C. On October 30, 2004, an order for relief was entered under Chapter 11 of the Bankruptcy Code against the Original Issuers and other related entities. Original Issuers’ administratively consolidated chapter 11 cases were heard in the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division (the “Bankruptcy Court”), as chapter 11 case no. 04-13259. On July 7, 2005, the Bankruptcy Court entered its order confirming the Joint Plan of Reorganization of the Original Issuers, HCS-Golf Course LLC and the Bondholder

Committee Proposed July 6, 2005 (the “Confirmation Order”). Also on July 7, 2005, the Bankruptcy Court entered its supplemental order attaching the omitted Exhibit A to the Confirmation Order (the “Supplemental Order”).

D. Pursuant to the Confirmation Order, Partnership and Capital are authorized to execute an Amended and Restated Indenture and new Notes to evidence the allowed claims of the Holders of the Original Notes, and to amend and restate certain collateral documents executed and delivered in respect of the Original Notes and the Original Indenture. The Confirmation Order further provides that the liens and security interests created by the original collateral documents and any new collateral grants given in respect of such amended and restated Original Indenture are and shall remain perfected first priority liens and security interests on all property of Pledgor described herein. The Confirmation Order further held that such first priority liens and security interests are and shall remain free and clear of the terms of the Pari Passu Intercreditor Agreement and the FF&E Intercreditor Agreement, each dated as of June 15, 2001, previously entered into by Original Trustee.

E. In connection with the reorganization and pursuant to the Confirmation Order, Partnership’s general partners have entered into a Fourth Amended and Restated Joint Venture Agreement for Eldorado Casino Shreveport Joint Venture, dated as of July 21, 2005, pursuant to which Partnership changed its name to Eldorado Casino Shreveport Joint Venture.

F. Partnership and Capital (collectively, the “Issuers”), have entered into an Amended and Restated Indenture dated as of July 21, 2005 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Indenture”) with the Trustee, pursuant to which the Issuers have issued $140,000,000 in the aggregate principal amount of 10% First Mortgage Notes due 2012 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Notes”), to evidence the Holders’ allowed claims in respect of the Original Notes.

G. Also pursuant to the Confirmation Order, Eldorado Shreveport #1, LLC, a Nevada limited liability company (“Eldorado Partner #1”), Shreveport Gaming Holdings, INC., a Delaware corporation (“Holdings”), and Pledgor (collectively, the “New Eldorado Shreveport Partners”) have executed and delivered a Fifth Amended and Restated Joint Venture Agreement for Eldorado Casino Shreveport Joint Venture, dated as of July 22, 2005, pursuant to which the New Eldorado Shreveport Partners have been issued general partner interests in Partnership and the general partnership interests of original general partners HCS I, Inc. and HCS II, Inc. in Partnership have been cancelled.

H. Pledgor holds a general partnership interest in Eldorado Casino Shreveport.

I. It is a condition to the issuance of the Notes that Pledgor execute and deliver this Agreement, and Pledgor has agreed to enter into this Agreement.

J. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Terms Defined Above or in the Indenture. As used in this Agreement, the terms defined herein shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Indenture but which are not defined herein shall have the same meanings as defined in the Indenture.

Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Certificated Security” has the meaning set forth in Article 8 of the Code.

“Code” shall mean the Uniform Commercial Code as presently in effect in the State of New York. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Collateral” shall mean the following types or items of property, whether now owned or hereafter acquired:

(a) Pledgor’s rights in any and all specific property of Eldorado Casino Shreveport;

(b) Pledgor’s interests in Eldorado Casino Shreveport, including all general partnership interests, all of Pledgor’s right, title and interest in, to and under the Fifth Amended and Restated Joint Venture Agreement of Eldorado Casino Shreveport Joint Venture dated as of July 21, 2005 (as heretofore amended and as further amended, supplemented or otherwise modified from time to time) (the “Partnership Agreement”) and Pledgor’s “JV Interests” (as defined in the Partnership Agreement), and all options or other rights to acquire such interests, now owned or hereafter acquired by Pledgor in Eldorado Casino Shreveport, and including all of the rights of Pledgor in and to the distributions, capital, profits and surplus of Eldorado Casino Shreveport; and

(c) All other property hereinafter owned by, delivered to, or in the possession or in the custody of, Pledgor, in substitution for or in addition to the foregoing and all proceeds of the foregoing (excluding distributions permitted under Section 4.02 hereof).

“Event of Default” shall mean any event specified in Section 6.01 hereof.

“Obligations” shall mean: (i) the payment when due of indebtedness evidenced by the Notes in the aggregate principal sum of $140,000,000, interest as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all reasonable expenses, attorneys’ fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Guarantees, the Indenture, or the other Collateral Documents, and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

“Obligor” shall mean any Person, other than Pledgor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

ARTICLE II

SECURITY INTEREST

Section 2.01 Pledge. Pledgor hereby assigns, endorses, delivers, pledges, and grants to Secured Party, as collateral agent for the Holders of the Notes, a continuing security interest in and Lien upon, the Collateral to secure the prompt and complete payment and performance of the Obligations and the performance by Pledgor of this Agreement. This security interest is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor or any Obligor with respect to any of the Collateral, the Obligations or any transaction in connection therewith.

Section 2.02 Ratable Benefit of Holders of the Notes. Pledgor and Secured Party agree that the security interest and lien granted hereby are for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes. In this regard, Pledgor agrees that Secured Party is acting as collateral agent for the Holders of the Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

Section 3.01 Ownership of Collateral; Location of Pledgor; Absence of Encumbrances and Restrictions. Pledgor owns the general partnership interest in Eldorado Casino Shreveport described in the Partnership Agreement as in effect on the date hereof. After giving effect to the use of proceeds of the Notes, Pledgor is, and in the case of Collateral acquired after the date hereof, will be, the legal and sole holder of record and the sole beneficial owner of the Collateral, free and clear of all Liens except for Permitted Liens, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party. Pledgor’s tax identification number, chief executive office, principal place of business and the locations of Pledgor’s records concerning the Collateral are set forth on Exhibit A attached hereto. The Partnership Agreement contains no restrictions preventing the pledge, assignment and grant of a security interest in the Collateral to Secured Party as contemplated herein. The exercise of remedies hereunder by Secured Party does not violate the Partnership Agreement, nor will such exercise give additional rights to or allow exercise of rights by any other party to the Partnership Agreement. No Collateral is evidenced by any certificate or instrument. All of the partnership interests included in the Collateral have been duly and validly issued in compliance with all applicable laws and regulations. Pledgor has not performed any acts that might prevent Secured Party from enforcing any of the terms of this Agreement or that would limit Secured Party in any such enforcement.

Section 3.02 No Required Consent. Except for such authorizations, consents and other actions as shall have been obtained and shall be in effect, no authorization, consent, approval or other action by, and no notice to or registration, recordation or filing with, any Governmental Authority or third party is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest (except for the filing of any appropriate financing statements) or (iv) except as may be required by applicable gaming laws or except as may be required in connection with the disposition of Collateral by federal and state securities laws or antitrust laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the exercise by Secured Party of its rights and remedies under this Agreement. Pledgor has not performed nor will perform any acts which might prevent Secured Party from enforcing any of the terms and conditions of this Agreement or which would limit Secured Party in any such enforcement.

Section 3.03 First Priority Security Interest. The pledge of the Collateral pursuant to this Agreement creates and grants a valid lien and security interest in the Collateral, subject to Permitted Liens, enforceable against Pledgor and all third parties and securing payment of the Obligations, except that (a) the enforceability of any rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy, (b) the enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (c) the enforceability hereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Collateral constitutes Certificated Securities. The Partnership Agreement does not provide that any of the JV Interests are securities governed by Article 8 of the Code. Upon the filing of the UCC-1 Financing Statement(s) attached to this Agreement as Exhibit B with the Secretary of State of the state of Nevada, Secured Party will have a first priority perfected security interest in the Collateral.

ARTICLE IV

COVENANTS AND AGREEMENTS

Pledgor will at all times comply with the covenants and agreements contained in this Article IV from the date hereof and for so long as any part of the Obligations are outstanding.

Section 4.01 Sale, Disposition or Encumbrance of Collateral. Except as may be permitted by the provisions hereof or of the Indenture, Pledgor will not in any way encumber any of its rights in or to any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party. The Pledgor is not, and will not become, a party to or be otherwise bound by any agreement, other than this Agreement or as permitted by the Indenture, which restricts in any manner the rights of any present or future holder of any of the Collateral. Except as may be permitted by the Indenture, Pledgor shall not consent to or approve the issuance to any person of any additional partnership interests of any type in Eldorado Casino Shreveport, or any other interest in the assets of, or rights to distributions from, Eldorado Casino Shreveport.

Section 4.02 Distributions. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain free and clear of the Lien of this Agreement any and all distributions, interest and principal payments, cash, instruments and other property and proceeds made upon or with respect to the Collateral, which shall not constitute Collateral and may be used by Pledgor subject to the terms and conditions of the Indenture; provided, however, that in the event Pledgor now is or hereafter becomes entitled to distributions paid or payable in securities of Eldorado Casino Shreveport, including all securities convertible into any Collateral, and warrants, options or other rights to purchase stock or equity interests, in Eldorado Casino Shreveport, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement) any Collateral, shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other Property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement). Pledgor shall execute and deliver all documents, and if required, certificates, necessary to perfect Secured Party’s Lien on such Collateral. Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to receive all distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such distributions, interests and principal payments, cash, instruments and other property and proceeds shall constitute Collateral and shall be paid or otherwise delivered directly to Secured Party.

Section 4.03 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Upon reasonable notice, during regular business hours and without undue interference with the Pledgor’s business, Secured Party may at any time have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor’s records, files and the Collateral.

Section 4.04 Further Assurances. Upon the request of Secured Party, Pledgor shall (at Pledgor’s expense) execute and deliver all such assignments, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party’s interest in the Collateral or which are necessary to protect, enforce or otherwise effect Secured Party’s rights and remedies hereunder.

Section 4.05 Certificates or Instruments; Change in Location of Pledgor. Pledgor shall not cause or permit its general partnership interest in the Collateral to be evidenced by any certificate or instrument at any time. Pledgor will not change the location of Pledgor’s chief executive office, principal place of business or the locations of Pledgor’s records concerning the

Collateral unless Pledgor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

Section 4.06 Rights to Sell.

(a) If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense, use its commercially reasonable best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law and the Partnership Agreement.

(b) Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party and the Holders of the Notes by reason of the failure by Pledgor to perform any of the covenants contained in this Section 4.06 and consequently agrees that if Pledgor shall fail to perform any of such covenants, it shall be subject to a suit for specific performance of such covenants.

Section 4.07 Voting and Other Consensual Rights. Except to the extent otherwise provided in Section 6.06(d) hereof, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture or any other Collateral Document.

ARTICLE V

RIGHT, DUTIES, AND POWERS OF SECURED PARTY

Secured Party shall have the following rights, duties and powers:

Section 5.01 Discharge Encumbrances. After the occurrence and during the continuance of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party as provided in the Indenture.

Section 5.02 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (provided that set-off rights may not be exercised prior to the acceleration of the Notes). This Agreement is one of the Collateral Documents referred to in the Indenture, and all provisions of the Indenture that apply to Collateral Documents generally shall apply to this Agreement as if set forth herein at length.

Section 5.03 Disclaimer of Certain Duties.

(a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party’s delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

(b) Except as may be required by the provisions of the Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person. Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

(c) Except to the extent of obligations and liabilities of Eldorado Casino Shreveport that first arise after Secured Party’s admission as a general partner in Eldorado Casino Shreveport, the security interests are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith. Except to the extent of obligations and liabilities of Eldorado Casino Shreveport that first arise after Secured Party’s admission as a general partner in Eldorado Casino Shreveport, the Pledgor shall remain liable under the Partnership Agreement to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed. Except to the extent of obligations and liabilities of Eldorado Casino Shreveport that first arise after Secured Party’s admission as a general partner in Eldorado Casino Shreveport, the exercise by Secured Party of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the Partnership Agreement and Secured Party shall not have any obligation or liability under the Partnership Agreement by reason of this Agreement or otherwise, nor shall Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Pledgor or Secured Party or the sufficiency of any performance by any party under the Partnership Agreement or to take any action to collect or enforce any claim for payment assigned hereunder. Until Secured Party has been admitted as a general partner of Partnership, the Secured Party shall not by reason of this Agreement or the exercise of any remedies hereunder become responsible or liable in any manner or to any extent for the obligations and liabilities of Eldorado Casino Shreveport, whether now existing or hereafter incurred. The Pledgor specifically understands and agrees that, until Secured Party has been admitted as a general partner of Partnership, Secured Party shall have no responsibility for (i) collecting or protecting any income, earnings, or proceeds with regard to the Collateral, (ii) preserving any of the Pledgor’s rights against parties to the Collateral or against third persons, (iii) ascertaining any maturities, calls, conversion rights, exchanges, offers, tenders or similar matters relating to the Collateral, or (iv) informing the Pledgor about any of these matters, whether or not Secured Party actually has or is deemed to have knowledge thereof. Beyond the exercise of reasonable care in the custody thereof, Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Pledgor hereby agrees to indemnify and hold harmless Secured Party and its directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder (including such obligations and liabilities of Eldorado Casino Shreveport), except to the extent that they directly resulted from the gross negligence or willful misconduct of such persons.

Section 5.04 Modification of Obligations; Other Security. Except as specifically provided for in the Indenture, Pledgor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations, and (ii) to the fullest extent permitted by applicable law, any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor’s liability hereunder or on the Obligations, from time to time after the occurrence and during the continuance of an Event of Default, to (x) apply the Collateral in the manner permitted by this Agreement, and (y) after the occurrence and during the continuance of an Event of Default, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

Section 5.05 Custody and Preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events. It shall constitute an Event of Default under this Agreement if an “Event of Default” occurs and is continuing under the Indenture.

Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to Pledgor:

(a) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party for cash at such price as Secured Party may deem fair; and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all

Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party’s rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Section 6.02 shall constitute disposition in a commercially reasonable manner.

(b) Apply proceeds of the disposition of the Collateral to the Obligations as provided by the Indenture. Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by Secured Party.

(c) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

(d) Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Pledgor.

(e) Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or course of competent jurisdiction. For the purposes of Louisiana executory process procedures, the Pledgor does hereby acknowledge the Obligations and does hereby confess judgment in favor of Secured Party for the full amount of the Obligations. The Pledgor does by these presents, consent, agree and stipulate that during the continuance of an Event of Default it shall be lawful for Secured

Party, and the Pledgor does hereby authorize Secured Party, to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at Secured Party’s sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate portions or parcels as Secured Party may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. The Pledgor hereby waives in favor of Secured Party: (i) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (ii) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (iii) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (iv) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (v) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

(f) Exercise all other rights and remedies permitted by law or in equity.

Section 6.03 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party’s reasonable discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor’s cost and expense, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Pledgor from its liability to Secured Party for any unpaid Obligations, including reasonable costs, charges and expenses incurred in the liquidation of Collateral and the same shall be immediately due and payable to Secured Party at Secured Party’s address set forth in the opening paragraph hereof.

Section 6.05 Reasonable Notice. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

Section 6.06 Collateral. Upon the occurrence and during the continuance of an Event of Default:

(a) All rights of Pledgor to receive the property which it would otherwise be authorized to receive and retain pursuant to Section 4.02 hereof shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such property, but Secured Party shall have no duty to receive and hold such property and shall not be responsible for any failure to do so or delay in so doing.

(b) All property which is received by Pledgor contrary to the provisions of this Section 6.06 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

(c) Secured Party may exercise any and all rights of conversion, exchange, or any other rights, privileges or options pertaining to any of the Collateral as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of Eldorado Casino Shreveport or upon the exercise by Eldorado Casino Shreveport or Secured Party of any right, privilege or option pertaining to any of the Collateral, and in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(d) All rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.07 hereof with respect to the Collateral shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing. Notwithstanding the foregoing, Secured Party’s ability to exercise voting rights is subject to Secured Party foreclosing on or acquiring the Collateral hereunder and being admitted as a partner of Eldorado Casino Shreveport in accordance with the Partnership Agreement, and therefore, during the continuance of an Event of Default, if Secured Party shall not be entitled under the Partnership Agreement to exercise voting or other consensual rights regarding the Collateral, then until Secured Party shall be so entitled in accordance with the Partnership Agreement to exercise such voting or other consensual rights, the Pledgor shall be permitted to exercise such voting or other consensual rights, but only at the sole direction of Secured Party.

Section 6.07 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

Section 6.08 Private Sale of Collateral. Pledgor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Collateral and that Secured Party may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonably manner and that Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit Pledgor to register such Collateral for public sale under the Securities Act of 1933, as amended (the “Securities Act”). Pledgor further acknowledges and agrees that any offer to sell such Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public sale” for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act and that Secured Party may, in such event, bid for the purchase of such Collateral.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

Section 7.02 Amendments and Waivers. Secured Party’s acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party and the Holders of the Notes agree to a waiver of any provision hereunder, as provided by the Indenture, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party’s other rights or of Pledgor’s obligations hereunder. This Agreement may be amended only by an instrument in writing in the manner set forth in the Indenture and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.03 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor or such other Person as may be required by a Governmental Authority such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party nor any Holders of the Notes shall have any liability for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Pledgor.

Section 7.04 Gaming Laws and Regulations. To the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 27:41, et seq., and the Louisiana Gaming Control Law, La. R.S. 27:1, and the regulations promulgated pursuant to each such law, all as amended from time to time. The Gaming License held by Eldorado Casino Shreveport is not part of the Collateral of this Agreement and, under the above described legislation and rules promulgated thereunder, the Trustee may be precluded from or otherwise limited in taking possession of or in selling the Collateral of this Agreement under the defaults and remedies provisions of this Agreement. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.

Section 7.05 Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

Section 7.06 Continuing Security Agreement.

(a) Except as may be expressly applicable pursuant to Section 9-620 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 6.06(d) hereof or any other action taken or inaction pursuant to Section 6.02 hereof, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in Section 7.06(b) hereof.

(b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party’s security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.07 or Section 7.08 hereof.

Section 7.07 Termination. The grant of a security interest hereunder and all of Secured Party’s rights, powers and remedies in connection therewith shall, unless otherwise provided in the Indenture or in this Agreement, remain in full force and effect until the payment in full in immediately available United States Dollars of (a) the Notes under the terms of the Indenture and (b) all Obligations then due and owing under the Indenture, the Notes and the Collateral Documents; provided, however, that after receipt from the Pledgor by Secured Party of a request for a release of any Collateral permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of the Collateral not prohibited by the Indenture (and upon receipt by Secured Party of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to Secured Party under the Indenture), such Collateral shall be released from the Lien and security interest created hereunder in accordance with the provisions of the Indenture and no longer constitute Collateral. Notwithstanding the foregoing, the provisions of Section 7.06(b) hereof shall survive the termination of this Agreement.

Section 7.08 Release. Subject to the provisions of Section 7.06(b) hereof, this Agreement shall terminate upon payment in full in immediately available United States Dollars of (a) the Notes under the terms of the Indenture and (b) all Obligations then due and owing under the Indenture, the Notes and the Collateral Documents. At such time, Secured Party shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms of the Indenture or the Collateral Documents. Such reassignment and redelivery shall be without warranty by or recourse to Secured Party, except as to the absence of any prior assignments by Secured Party of its interest in the Collateral, and shall be at the expense of the Pledgor. Notwithstanding the foregoing, the provisions of Section 7.06(b) hereof shall survive the termination of this Agreement.

Section 7.09 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

Section 7.10 Interpretation of Agreement. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

Section 7.11 Rights of Holders. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to the Indenture; provided that, nothing in this Section 7.11 shall limit any rights granted to Secured Party under the Notes, the Indenture or the Collateral Documents.

Section 7.12 No Personal Liability of Directors, Officer, Employees, and Stockholders. Other than as set forth in the Indenture or the documents executed and delivered pursuant thereto, no past, present or future director, officer, employee, incorporator or stockholder of the Pledgor, as such or any successor Person, as such, shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation.

Section 7.13 Trustee. U.S. BANK NATIONAL ASSOCIATION is acting hereunder solely in its capacity as Trustee and collateral agent under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Trustee’s actions hereunder. To the extent this Agreement contemplates payments by Secured Party, the Trustee shall have no liability therefor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor has caused this Partnership Interest Pledge Agreement to be executed as of the date first above written.

PLEDGOR:

ELDORADO SHREVEPORT #2, LLC, a Nevada limited liability company

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Manager

[SIGNATURE PAGE TO PARTNERSHIP PLEDGE AGREEMENT]

EXHIBIT A

PERFECTION

(a)	Legal Name of Pledgor:

ELDORADO SHREVEPORT #2, LLC, a Nevada limited liability company

(b)	Other Names:

None

(c)	(i)

Chief Executive Office and Principal Place of Business of Pledgor:

Chief Executive Office: 345 N. Virginia Street, Reno, NV 89501

Principal Place of Business: 451 Clyde Fant Parkway, Shreveport, LA 71101

	(ii)	Other Premises at which Collateral is Stored or Located: Caddo Parish, Louisiana Bossier Parish, Louisiana

	(iii)	Locations of Records Concerning Collateral: 345 N. Virginia Street, Reno, NV 89501

(d)	Tax Identification Number: 20-1644729

(e)	Organization Number: LLC21202-2004

ACKNOWLEDGMENT OF ELDORADO CASINO SHREVEPORT

The undersigned hereby:

(a) acknowledges receipt of a copy of the foregoing Partnership Interest Pledge Agreement (the “Agreement”) and that such receipt constitutes notice to it of the Pledgor’s authorization and direction to it to comply with the terms and provisions hereof and of the Agreement and of the Partnership Agreement (as defined in the Agreement), and accepts, consents to, confirms and agrees to be bound by such terms and provisions;

(b) acknowledges that, pursuant to the Agreement, and as permitted by the Partnership Agreement, the Pledgor has pledged and assigned to Secured Party, and granted to Secured Party a continuing first-priority security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, in, to and under the Collateral, and hereby consents to such assignment;

(c) agrees, upon notice from Secured Party, to make direct payment to Secured Party of any amounts due or to become due to the Pledgor in respect of the Collateral, and to do every act and thing necessary or appropriate to carry out the terms and provisions hereof and of the Agreement and of the Partnership Agreement, and agrees to make no payments or distributions contrary to such terms and provisions; and

(d) waives notice of acceptance of the Agreement by Secured Party.

DELIVERED on July 22, 2005.

ELDORADO CASINO SHREVEPORT JOINT VENTURE, a Louisiana general partnership

By:	ELDORADO SHREVEPORT #1, LLC,
a Nevada limited liability company

	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Manager

ACKNOWLEDGMENT OF GENERAL PARTNER

The undersigned, in its capacity as a general partner of Eldorado Casino Shreveport, hereby:

(a) acknowledges receipt of a copy of the foregoing Partnership Interest Pledge Agreement (the “Agreement”);

(b) consents to the pledge and assignment by the Pledgor to Secured Party, and the grant by the Pledgor to Secured Party of a continuing first-priority security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, in, to and under the Collateral, and the exercise by Secured Party of its rights and remedies pursuant to the Agreement (including any sale or transfer of the Collateral in accordance with the Agreement), and agrees to do every act and thing necessary or appropriate to carry out the terms and provisions hereof and of the Agreement, including without limitation, upon request of Secured Party or any transferee of the Collateral, confirming and ratifying the admission of such transferee as a partner in Eldorado Casino Shreveport, and electing any transferee of the Collateral as the Managing General Partner, under Eldorado Casino Shreveport’s partnership agreement.

DELIVERED on July 22, 2005.

ELDORADO SHREVEPORT #1, LLC,
a Nevada limited liability company

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Manager

SHREVEPORT GAMING HOLDINGS, INC., a Delaware corporation

By:	/s/ John C. Hull
Name:
Title: